UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 5, 2017

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2017, Marsh & McLennan Companies, Inc. (the "Company") announced that Peter Zaffino, Chairman of the Company’s Risk & Insurance Services segment and Chief Executive Officer of Marsh LLC, has resigned and will accept a leadership role at AIG. Mr. Zaffino will continue to be employed by the Company until July 21, 2017 in order to assist in the transition of his duties.

Item 8.01    Other Events.

On July 5, 2017, the Company also announced the appointment of John Doyle as Chief Executive Officer of Marsh LLC, effective immediately, to succeed Mr. Zaffino, as discussed above. In that role, Mr. Doyle will report to the Company’s President & CEO, Dan Glaser. He will continue to serve as President of Marsh LLC and on the Company’s Executive Committee.
The Company further announced that, effective immediately, Peter Hearn, President & Chief Executive Officer of Guy Carpenter, will report directly to Mr. Glaser and join the Company’s Executive Committee. The role of Chairman of Risk & Insurance Services will not be filled.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Carey Roberts
Name:	Carey Roberts
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date:    July 5, 2017

EXHIBIT INDEX

Exhibit No.           Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on July 5, 2017.

4